UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2008

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into A Material Definitive Agreement
Item 3.02                      Unregistered Sales of Equity Securities

On February 8, 2008, we entered into a Common Stock Purchase Agreement to sell 2,000,000 shares of unregistered common stock to Green Hospital Supply, Inc. for $12,000,000 cash.  In the Common Stock Purchase Agreement, we agreed to attempt to register the shares for resale if so requested, and we granted them a non-voting observer seat on our Board of Directors.

The closing of the purchase and sale of the shares is expected to occur on or before February 28, 2008.  There are no underwriting discounts or commissions payable in respect of this sale.  We are relying on the Section 4(2) exemption from the Securities Act’s registration requirement given Green is an existing investor in the Cytori and is the only purchaser under the Common Stock Purchase Agreement.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits

10.51                      Common Stock Purchase Agreement, dated as of February 8, 2008, between us and Green Hospital Supply, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: February 15, 2008	By: /s/ Christopher J. Calhoun
Christopher J. Calhoun
Chief Executive Officer

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